UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RBC BEARINGS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RBC Bearings Incorporated

Annual Meeting of Stockholders

September 13, 2017

The following information supplements and amends the proxy statement dated July 28, 2017 (the “Proxy Statement”) of RBC Bearings Incorporated (the “Company”) furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2017 Annual Meeting of Shareholders and for any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478, on Wednesday, September 13, 2017, beginning at 9:00 a.m. local time. This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission on August 2, 2017. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only shareholders of record on the close of business on July 17, 2017 are entitled to receive notice of and to vote at the Annual Meeting.

Explanatory Note

The sole reason for this filing is to make corrections to the definition of Adjusted Operating Income (“AOI”) appearing on Page 41 of the Proxy Statement for purposes of the Company’s ROIC Based Equity Compensation Award Plan. The definition of AOI included in the Proxy Statement is deleted and replaced with the corrected definition which is revised to read as follows:

AOI is defined as Operating Income (adjusted to eliminate the effects of asset impairments, restructurings, acquisitions, divestitures, other unusual or non-recurring items, plant closing costs, and the cumulative effect of accounting changes, as determined in accordance with GAAP, as applicable).

Other than the revisions referred to in this Explanatory Note, the Proxy Statement remains unchanged. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, you should rely on the information in this Supplement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Supplement carefully and in its entirety together with the Proxy Statement.

Sincerely,

/s/ Thomas J. Williams

Secretary